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                                   Exhibit 8b

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

                                   KPMG LLP


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                         Independent Auditors' Consent

The Board of Directors
Paragon Life Insurance Company


We consent to the use of our reports on the financial statements of Paragon Life Insurance Company dated March 10, 2000, and the financial statements of Separate Account A of Paragon Life Insurance Company dated March 10, 2000 included herein and to the reference to our firm under the heading "Experts" in the Registration Statement and Prospectus of Separate Account A of Paragon Life Insurance Company.


                                       KPMG LLP

St. Louis, Missouri


April 26, 2002